SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION


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 .......................Century HillCreste Apartment Investors, L.P..............
                (Name of registrant as specified in its charter)

 ................................................................................
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749746.1

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                  CENTURY HILLCRESTE APARTMENT INVESTORS, L.P.
                             9090 Wilshire Boulevard
                         Beverly Hills, California 90211

                                 August 21, 1998

                             PROMPT ACTION REQUESTED

      NOTICE OF EXTENSION OF THE SOLICITATION PERIOD TO SEPTEMBER 11, 1998

Dear Unitholder:

National Partnership Investments Corp., a California corporation, the managing general partner of Century HillCreste Apartment Investors, L.P. (the "Partnership"), has previously sent you material describing and seeking your consent to, (i) a proposed sale (the "Sale") of the Partnership's 315-unit rental apartment complex located in West Los Angeles, California ( the "Property") to a real estate investment trust (or its designated affiliate) to be organized by Casden Properties, a California general partnership; and (ii) an amendment to the Partnership's Agreement of Limited Partnership necessary to permit such sale. The Solicitation Period, which originally was to expire August 21, 1998, has been extended until September 11, 1998 in order to provide sufficient time to allow more Unitholders to vote.

YOUR VOTE IS IMPORTANT. BECAUSE APPROVAL OF THE SALE REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY-IN-INTEREST OF THE OUTSTANDING DEPOSITORY UNITS OF LIMITED PARTNERSHIP INTEREST, FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE SALE.

To be sure your vote is represented, please sign, date and return the enclosed consent as promptly as possible. The proposed Sale is fully described in the previously provided Consent Solicitation Statement. Return your signed consent form either by facsimile to 303-705-6171 or in the enclosed envelope on or before September 11, 1998.

In evaluating the proposed Sale, the Unitholders should note that:

     o Based upon a purchase price for the Property of $58,500,000, which is payable in cash, it is anticipated that the Partnership will make a distribution out of the proceeds of the Sale and the available cash of the Partnership of approximately $8.46 per depository unit, which amount is anticipated to be sufficient to pay any federal and state income taxes that would be due in connection with the Sale. (Unitholders are urged to review the tax assumptions described in the Consent Solicitation Statement and to consult their tax advisors.)

     o One of the Partnership's original investment objectives was to dispose of the Property within five to eleven years after completion of construction. The Sale would allow the Partnership to meet this objective.


749746.1

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     o   The proposed purchase price offered of $58,500,000 is approximately 16%
         higher than the appraised value of the Property and equals the highest offer received from a third party for the Property. The appraised value of the Property as of March 31, 1998, as determined by an independent real estate appraiser, is $50,400,000.


The closing of the Sale is subject to the approval of a majority-in-interest of the Unitholders of the Partnership. If the Unitholders do not approve the Sale, the Partnership will most likely retain ownership of the Property. Unitholders must separately approve the proposed Sale and the proposed amendment in order to allow consummation of the Sale.

If you have any questions, or if you would like to request an additional copy of the Consent Solicitation Statement, please do not hesitate to contact MacKenzie Partners, the Partnership's consent solicitation agent, toll free at 800-322-2885 or collect at 212-929-5500.

                           Very truly yours,


                           National Partnership Investments Corp.


749746.1